EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71792, 33-55117, 33-52871 and 333-33487) and in
the Prospectuses constituting part of the Registration Statements on Form S-3 (Nos. 333-24449 and 333-62041) of Barrett Business Services, Inc. of our report dated February 8, 1999, except as to Note 16, which is as of February 15, 1999 appearing on page F-1 of this Annual Report on Form 10-K.



PRICEWATERHOUSECOOPERS LLP

Portland, Oregon
March 26, 1999